Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated March 28, 2024 with respect to the audited financial statements of DT Cloud Acquisition Corporation as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and the period from July 7, 2022 (inception) through December 31, 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

February 28, 2025